UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 27, 2011

GOLIATH FILM AND MEDIA HOLDINGS

 (Exact name of registrant as specified in its charter)

CHINA ADVANCED TECHNOLOGY

(Former name)

NEVADA

(State or other jurisdiction of incorporation)

0-18945                                                                        84-1055077

(Commission File Number)                                           (IRS Employer Identification No.)

640 S. San Vicente Blvd., Fifth Floor, Los Angeles,  California 90048

(Address of principal executive offices and zip code)

(919) 370-4408

(Registrant's telephone number including area code)

700 Market Street, Chapel Hill, North Carolina 27516

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Goliath Film and Media Holdings from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to Goliath Film and Media Holdings’s management, as well as estimates and assumptions made by management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to us or our management, identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to industry, our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The following discussion should be read in conjunction with the audited consolidated financial statements of Goliath Film and Media Holdings as of  April 30, 2011and the related notes thereto, and the unaudited interim consolidated financial statements as of July 31, 2011 and the related notes thereto filed with the Commission.

In this Form 8-K, references to “we,” “our,” “us,” or the “Company” refer to Goliath Film and Media Holdings and its subsidiary and controlled companies.

Item 7.01 Regulation FD Disclosure

NEWS RELEASE

                                        **** FOR IMMEDIATE RELEASE ****

China Advanced Technology announces Film Distribution acquisition and new management.

Los Angeles, CA /PRWEB/ October 27, 2011 –China Advanced Technology  (OTC Bulletin Board: CADT) China Advanced Technology announces Film Distribution acquisition and new management.

China Advanced Technology announces that on October 26, 2011 it closed on the acquisition of Goliath Film and Media International, a Los Angeles film production and distribution company.  Goliath Film and Media International is now a wholly-owned subsidiary of the company. In connection with the acquisition, Goliath's management personnel were elected to the Board of Directors and as officers.  Lamont Roberts was elected as President and CEO, John Ballard was elected as Chief Financial Officer, and Kaila Criscione was elected as Chief Operating Officer.  The purchase price for the acquisition was paid by the issuance of 5,875,000 shares of common stock.  A Current Report on Form 8-K will be filed by Monday, October 31, 2011 with further information on Goliath.

            The Company has filed an Amendment of its Articles of Incorporation with the Nevada Secretary of State to change its name to Goliath Film and Media Holdings and will also be effecting an 8-for one forward stock split; this will result in each shareholder receiving 7 additional shares for each share held on the record date (to be announced).  Shareholders will not be required to surrender their existing share certificates.  The stock split, and the anticipated OTCBB stock symbol change, are both subject to FINRA approval but are expected to be completed in November 2011.

Lamont Roberts stated “I am pleased to be a part of a corporation that has made a solid commitment toward developing, producing and marketing film, television and multi-media content targeting various important niches within the global community.”

Goliath Film and Media

Goliath Film and Media International Incorporated (GFMI) is structured to become a leading force in the global entertainment industry. GFMI growth capacity is upwardly exponential with tri-fold reinforcement in development, production, and distribution of media content.  First, GFMI embraces the duty to develop socially responsible media that portrays strong minorities of all forms.  GFMI will cater to educational, faith based, and other expanding niche markets.  Second, the company will specialize in producing lower budget films that capitalize on the use of emerging cinematic technology.  Third, GFMI will service the industry’s need for an effective distribution mechanism for independent films.  The company recognizes that there are limited opportunities for independent filmmakers to distribute their completed films and aims to supply a platform of sales and marking tools that those talented filmmakers can merge with.

 Safe Harbor

This News Release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 27, 2011

            GOLIATH FILM AND MEDIA HOLDINGS

By: /s/    Lamont Roberts

Name: Lamont Roberts

Title: Chief Executive Officer